STOCK AND WARRANT PURCHASE AGREEMENT

This Stock and Warrant Purchase Agreement, dated as of September
15, 1997, is by and between Berkeley Investment Group, Ltd.
("PURCHASER") and GolfGear International, Inc., a Nevada corporation ("SELLER").

WHEREAS, SELLER desires to sell 250,000 shares (the "Shares") of the "restricted" common stock of SELLER to PURCHASER on the terms and conditions set forth in this Stock and Warrant Purchase
Agreement (hereinafter called "Agreement");

WHEREAS, SELLER desires to sell 300,000 warrants to acquire common stock of SELLER to PURCHASER on the terms and conditions set forth in this Agreement (the "Warrants"); and

WHEREAS, PURCHASER desires to buy the Shares and the Warrants on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                             ARTICLE 1
         SALE AND PURCHASE OF THE SHARES AND WARRANTS

1.1 Sale of the Shares. Upon the execution of this Agreement as provided in Section 3.1 hereto (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER shall sell to PURCHASER, and PURCHASER shall purchase from SELLER, the Shares.

1.2 Issuance of the Warrants, In. addition, at the Closing, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER shall sell to PURCI-IASER, and PURCHASER shall purchase from SELLER, the Warrants, each entitling its holder to acquire one (1) share of common stock of SELLER at a price of $1.00 per share, expiring three years from the date of this Agreement. The Warrants shall be issued pursuant to the terms of that certain Warrant Agreement between SELLER and PURCHASER of even date herewith, a copy of which is attached as Exhibit A hereto. The terms and conditions of the Warrant Agreement are incorporated herein by reference.

1.3 Instruments of Conveyance and Transfer. Within 30 days from the Closing, SELLER shall deliver or cause to be delivered a certificate or certificates representing 250,000 Shares to PURCHASER, in form and substance satisfactory to PURCHASER, as shall be effective to vest in PURCHASER all right, title and interest in and to all, of the Shares, as set forth in Section 3 herein. In addition, SELLER shall deliver 300,000 warrants as described herein.

1.4 Consideration and Payment for the Shares and Warrants. In consideration for the Shares and the Warrants, PURCHASER shall pay the purchase price equal to $2.00 per share (including said Warrants), for the total purchase price of $500,000 ("Purchase Price"). The Purchase Price shall be forwarded by PUCHASER in immediately available funds to the client trust account of counsel for SELLER as escrow agent on the Closing Date.

1.5 Additional Terms and Conditions. SELLER and PURCHASER hereby agree to the following additional terms and conditions:

(a) The SELLER shall, within 90 days of the date the common stock of SELLER commences trading on the Nasdaq over-the-counter market, the Nasdaq "pink sheets", the. Nasdaq Small Cap market or any other nationally recognized market for the trading of the common stock of Seller (collectively, a "Trading Market"), file a registration statement with the United States Securities and Exchange Commission (the "SEC") to cause the Shares, as well as the shares of common stock issuable upon exercise of the Warrants (the "Warrants Shares"), to be registered under the Securities Act of 1933, as amended (the "Act"), all to the extent requisite to permit the sale or other disposition by the PURCHASER of the Shares and/or the Warrant Shares so registered; provided, however, that the SELLER may, as a condition precedent to such registration, require PURCHASER to agree with the SELLER and the managing underwriter or underwriters of the offering to be made by the SELLER in connection with such registration that such PURCHASER will not sell any securities of the same class or convertible Into the same class as those registered by the SELLER (including any class into which the securities registered by the SELLER are convertible) for such reasonable period after such registration becomes effective (not exceeding 90 days) as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the SELLER's offering would be Materially adversely affected in the absence of such an agreement. All expenses incurred by SELLER in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accountants, or counsel for the SELLER and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the SELLER. Notwithstanding the foregoing, PURCHASER shall pay all underwriting discounts or commissions with respect to shares sold by the PURCHASER. In the event that SELLER does not file the Registration Statement within 90 days of the common stock commencing trading on a Trading Market, SELLER shall pay to PURCHASER a penalty in the amount of five percent (5%) of the Purchase Price, payable either in cash or in common stock (at $2.00 per share) of the SELLER, at the SELLER's discretion, for each 30 days that SELLER fails to comply herewith, said penalty to be due and payable at the end of each 30 days in which SELLER has not complied. The parties hereto shall have the right to agree to extend the 90 day period without the payment of the foregoing penalty for 30 days upon mutual written consent.

(b) In connection with any registration of securities pursuant to this Section, SELLER and PURCHASER covenant and agree as follows:

(i) SELLER shall use its best efforts to cause the Registration Statement to be declared effective at the earliest possible time, and shall furnish PURCHASER such number of prospectuses as PURCHASER shall reasonably request. SELLER shall cause the Registration Statement to remain effective, and shall file all post-effective amendments necessary, to cause the Registration Statement to remain effective for a period of nine months following the effective date of such registration.

(ii) SELLER shall pay all costs, fees and expenses incurred by SELLER in connection with the Registration Statement and the offering thereunder including, without limitation, SELLER's legal and accounting fees, printing expenses and blue sky fees and expenses (but excluding discounts or selling commissions of any underwriter or broker-dealer acting on behalf of PURCHASER).

(iii) SELLER shall use its best efforts to take all necessary action which may be reasonably required in qualifying or registering the securities included in the Registration Statement for offering and sale under the securities or blue sky laws of states reasonably requested by PURCHASER, provided that SELLER shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

(iv) SELLER shall indemnify PURCHASER and each person, if any, who controls PURCHASER within the meaning of Section 15 of the Act or Section 20(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claims, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the Registration Statement, in accordance with the terms and conditions set forth herein.

(v) PURCHASER shall indemnify SELLER, its officers and directors and each person, if any, who controls SELLER within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigation, preparing or defending against a claim) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of PURCHASER for specific inclusion in the Registration Statement, in accordance with the terms and conditions set forth herein,

(vi) SELLER shall, as soon as practicable after the effective date of the Registration Statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
Section 11(a) of the Act and covering a period of at least twelve
(12) consecutive months beginning after the effective date of the Registration Statement.

(vii) SELLER shall cause all securities of PURCHASER registered pursuant to a Registration Statement to be listed on any national securities exchange or quoted on any automated quotation system on which similar securities of the Company then listed or quoted.

(c) If, within 180 days of the date of this Agreement, the SELLER's common stocks not trading in a Trading Market, then SELLER shall pay to PURCHASER a penalty in the amount of five percent (5%) of the Purchase Price for each 30 days that SELLER fails to comply herewith, payable either in cash or in common stock (at $2.00 per share) of the SELLER, at the SELLER's discretion, said penalty to be due and payable at the end of each 30days in which SELLER has not complied. The parties hereto shall have the right to agree to extend the 180 day period without the payment of the foregoing penalty for 30 days upon mutual written consent.

                               ARTICLE 2
       REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

2.1  The SELLER hereby represents and warrants that:

(a) The Shares and Warrants have been duly authorized by the appropriate corporate action of SELLER.

(b) It shall transfer title, in and to the Shares and the Warrants, to the PURCHASER free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent, except as set forth in Paragraph 2.2 herein.

2.2 On the Closing Date as defined herein in Section 3.1, the SELLER shall deliver to the PURCHASER certificates representing the Shares and the Warrants subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

2.3.  The PURCHASER hereby represents and warrants that:

(a) PURCHASER acknowledges that the Shares and, the Warrants will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), that the Shares and the Warrants will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares and the Warrants cannot be sold for a period of one year from the date of issuance unless registered with the SEC and qualified by appropriate state securities regulators, or unless PURCHASER obtains written consent from the SELLER and otherwise complies with an exemption from. such registration and qualification (including, without limitation, compliance with Rule 144).

(b) The PURCHASER has the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of PURCHASER.

(c) The PURCHASER acknowledges that investment in the Shares and Warrants involves substantial. risks and is suitable only for persons of adequate financial means who can bear the economic risk of an investment in the Shares and Warrants for an indefinite period of time. PURCHASER further represents that
PURCHASER:

(i) It has adequate means of providing for its current needs and possible personal contingencies, has no need for liquidity in its investment in the Shares and Warrants, is able to bear the substantial economic risks of an investment in the Shares and Warrants for an indefinite period, and, at the present time, can afford a complete loss of its investment;

(ii)  It is an "Accredited Investor" as that term is defined in
Section 501(a) of Regulation, D promulgated under the Securities Act of 1933, as amended (the "Act"), in that (i) PURCHASER is a natural person whose individual net worth, or joint net worth with PURCHASER's spouse, exceeds $l,000,000 and either he or she is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his or her net worth or joint net worth with PURCHASER's spouse, and/or (ii) PURCHASER is a natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with such investor's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year, and either PURCHASER is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his or her net worth or joint net worth with PURCHASER's spouse;

(iii) Does not have an overall commitment to investments which are not readily marketable that is disproportionate to its net worth, and that its investment in the Shares and Warrants will not cause such overall commitment to become excessive;

(iv) Is acquiring the Shares and Warrants for its own account, for investment purposes only and not with a view toward resale, assignment or distribution thereof, and no other person has a direct or indirect, beneficial interest, in whole or in part, in such Shares and Warrants;

(v) Has such knowledge and experience in financial, tax and business matters that its is capable of evaluating the merits and risks of an investment in the Shares and Warrants;

(vi) Has been given the opportunity to ask questions of and to receive answers from persons acting on the SELLERS' behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which the SELLER's possesses or can acquire without unreasonable effort or expense. As a result, PURCHASER is cognizant of the financial condition, capitalization, use of proceeds from this financing and the operations and financial condition of SELLER, has available full information concerning their affairs and has been able to evaluate the merits and risks of the investment in the Shares and Warrants; and

(vii) The funds provided for the PURCHASER's purchase are either separate property, community property over which the signatory(ies) hereto has or have the right of control or are otherwise funds as to which the undersigned has the sole right of management,

                               ARTICLE 3
               CLOSING AND DELIVERY OF DOCUMIENTS

3.1 Closing. The Closing shall be deemed to have occurred upon the date of signing of this Agreement. Subsequent to the signing, the following shall occur as a single integrated transaction:

3.2 Delivery by SELLER. SELLER shall deliver to the PURCHASER the stock certificates, Warrants, and any and all other instruments of conveyance and transfer required by Section l.').

3.3  Delivery by PURCHASER

(a) The PURCHASER shall deliver the Purchase Price as required in Section 1,4.

(b) The PURCHASER shall deliver, or cause to be delivered, to SELLER such instruments, documents and certificates as required to be delivered by the PURCHASER or its representatives pursuant to the provisions of this Agreement.

                               ARTICLE 4
                 TERMINATION, WAIVER AND AMENDMENT

4.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the Purchase Price solely by the mutual consent of all of the parties with no further obligation or cost to either party.

4.2 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                              ARTICLE 5
                            MISCELLANEOUS

5.l Board of Directors. As a material term of this Agreement, SELLER agrees that PURCHASER will be offered one (1) seat for its representative on SELLER's Board of Directors, subject to the terms and conditions set forth in the Bylaws of SELLER, and that SELLER will cause such representative to be elected to the Board of Directors of SELLER for a period of two (2) years.

5.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements arrangements and understandings related to the subject matter hereof No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

5.3  Notices.  All notices provided for in this Agreement shall
be in writing signed by the party giving	such notice, and
delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on. the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return. receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall bc sent to the addresses set forth below:

If to SELLER:

GolfGear International, Inc.
5481-A Commercial Drive
Huntington Beach, CA 92649
Attention: Don Anderson
Facsimile (714) 899-4284

With a copy to

Law Offices of William B. Barnett, Esq,
Transworld Bank Plaza
15233 Ventura Blvd, Suite 1110
Sherman Oaks, CA 91403
Facsimile No.: (818) 789-2680

And a copy to

The Law Offices of M. Richard Cutler, Esq.
610 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Attn: M. Richard Cutler, Esq.
Facsimile (714) 719-1988

If to PURCHASER:

Berkeley Investment Group, Ltd.
AV. Libertador
Piso 3 OFC 3-7
Caracas, Venezuela
Attention: Carlos Mijares

5.4 Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

5.5 Jurisdiction. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Courts located in the State of California for the resolution of all legal disputes arising under the terms of this Agreemen4 including, but not limited to, enforcement of any arbitration award.

5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

5.7 Attorneys' Fees. In the event of any litigation arising between the parties, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees, exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

5.8 Tax. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

IN WITNESS WHERFOF, the parties hereto have executed this Agreement, as of the day first written hereinabove.

GOLFGEAR INTERNATIONAL, INC.


By: /s/  Donald A. Anderson
Donald A. Anderson, President

BERKELEY INVESTMENT GROUP, LTD.


By: /s/  Carlos Mijares
Carlos Mijares, President

                             EXHIBIT A

                         WARRANT AGREEMENT

This Warrant Agreement, dated as of September 15, 1997, is by and between Berkeley Investment Group, Ltd. ("Warrantholder") and
GolfGear International, Inc., a Nevada corporation ("Company").

WHEREAS, the Company proposes to issue to Warrantholder 300,000 warrants (the "Warrants"), each such Warrant entitling the holder thereof to purchase one share of Common Stock, par value $.001 per share, of the Company (the "Shares" or the "Common Stock") at $1.00 exercise price per share.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Warrant Certificates. The warrant certificates to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A, attached hereto and made a part hereof. The warrant certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President under its corporate seal reproduced thereon and attested by its corporate secretary or one of its assistant secretaries. Warrant Certificates may be exchanged at the Warrantholder's option, when surrendered to the Company for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

SECTION 2. Right to Exercise Warrants. Each Warrant maybe exercised from the date of this Agreement until 11:59 P.M . (Los Angeles time) on the date that is three years after the date of this Agreement (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall expire. Subject to the provisions of this Warrant Agreement, including Section 10 hereof, the holder of each Warrant shall have the right to purchase from the Company, and the Company shall issue and sell to each such Warrantholder, at an initial price of $1.00 per Share, subject to adjustment as provided herein (the "Exercise Price"), one fully paid and nonassessable Share upon surrender to the Company of the Warrant Certificate evidencing such Warrant with the form of election to purchase duly completed and signed and evidence of payment of the Exercise Price.

Upon surrender of such Warrant Certificate and payment of the Exercise Price, the Company shall cause to be issued and delivered promptly to the Warrantholder a Certificate for the Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. The Warrants evidenced by a Warrant Certificate shall be exercisable at the election of the Warrantholder thereof, either as an entirety or from time to time for less than all of the number of Warrants specified in the Warrant Certificate.

SECTION 3. Right to Call Exercise of Warrants. In the event that the closing bid price of the Company's common stock on a nationally-recognized and reported stock market equals or exceeds $4.00 per share for 20 consecutive trading days, the Company shall have the right to notify Warrantholder of the Company's requirement that Warrantholder exercise the Warrants. Company shall provide notice to Warrantholder of such event as set forth herein and Warrantholder shall have 20 trading days from the effectiveness of such notice to exercise the Warrants as set forth in Section 2 herein. In the event Warrantholder fails to exercise the Warrants during such period, the Company shall have the right to redeem any and all Warrants which remain outstanding at the redemption price of $.05 per Warrant.

SECTION 4. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants. The Company covenants that all Shares which may be issued upon exercise of Warrants will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

SECTION 5. Registration under the Securities Act of 1933. Purchaser represents and warrants to the Company that Purchaser is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants. The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

Certificates for Shares without such legend shall be issued if such shares are sold pursuant to an effective registration statement under the Act or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act. Certificates for Warrants or Shares sba.11 also bear such legends as may be required from time to time by law.

SECTION 6. Registration Rights. The Common Stock issuable upon exercise of the Warrants shall have such registration rights as set forth in that certain Stock and Warrant Purchase Agreement between the Company and Purchaser of even date herewith.

SECTION 7. Rule 144. If the Company shall be subject to the reporting requirements of Section 13 of the 1934 Act, the Company will use its best efforts to timely file all reports required to be filed from time to time with the U.S. Securities and Exchange Commission (including but not limited to the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph
(c)(1) of Rule 144 adopted by the Commission under the Act). If there is a public market for any Shares of the Company at any time that the Company is not subject to the reporting requirements of either of said Section 13 or 15(d), the Company will, upon the request of any holder of any Shares or Warrants, use its best efforts to make publicly available the information concerning the Company referred to in subparagraph (c)(2) of said Rule 144. The Company will furnish to each holder of any shares or Warrants, promptly upon request, (i) a written statement of the Company's compliance with the requirements of subparagraphs
(c)(1) or (c)(2), as the case may be, of said Rule 144, and (ii) written information concerning the Company sufficient to enable such holder to complete any Form 144 required to be filed with the Commission pursuant to said Rule 144.

SECTION 8. Adjustment of Exercise Price and Number of Shares and Class of Capital Stock Purchasable. The Exercise Price and the number of Shares and classes of capital stock of the Company purchasable upon the exercise of each Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)  Adjustment for Changes to Capital Stock.  If the Company:
(1) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock, (2) subdivides its outstanding shares of Common Stock into a greater number of shares; (3) combines its outstanding shares of Common Stock into a smaller number of shares; (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (5) issues by reclassification of its shares of Common Stock any shares of its capital stock; then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

(b) Adjustment for Other Distributions. If the Company distributes to all holders of shares of its Common Stock any of its assets or debt securities or any rights or warrants to the purchase assets, debt securities or other securities of the Company, the Company shall, at the option of each Warrantholder, either:

(1) distribute to each Warrantholder, on the date of distribution, to the shareholders, the amount of such assets or debt securities or the number of such rights or warrants, pro rata, determined in accordance the following formula.,

                           X' = X x W
                             O + W

where
X' = the amount of assets or debt securities or the number of rights or warrants to be distributed to such Warrantholder, as the case may be.
CX = the total amount of assets or debt securities or the total number of rights or warrants to be distributed, as the case may be.
W = the number of shares of Common Stock purchasable upon exercise of the Warrant held by such Warrantholder outstanding on the record date set forth below. or

(2) adjust the Exercise Price in accordance with the following formula:

                    C' = C x (O x M) - F
                           O x M

where
C' = the adjusted Exercise Price.
C = the Exercise Price on the record date set forth below.
O = the number of shares of Common Stock outstanding on the record date set forth below.
M = the Current Market Price per share of Common Stock on the date set forth below.
F = the fair market value on the record date of the distribution of the assets, securities, rights or warrants. The Board of Directors of the Company shall in good faith determine such fair market value.

(c) Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Warrant Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section.

SECTION 9. Notices. Any notice or demand authorized by this Agreement to be given or made by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the holders) to the Company as follows:

GolfGear International, Inc.
5481A Commercial Drive
Huntington Beach, CA 92649
Attention: Don Anderson
Facsimile No.: (714) 899-4284

Copy to:

Law Offices of William B. Barnett, Esq.
Transworld Bank Plaza
15233 Ventura Blvd., Suite 1110
Sherman Oaks, CA 91403
Facsimile No.: (818) 789-2680

Berkeley Investment Group, Ltd.
AV. Libertador
Piso 3 OFC 3-7
Caracas, Venezuela
Attention: Carlos Mijares

Any notice pursuant to this Agreement to be given by the Company to Purchaser shall be sufficiently given if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by Purchaser with the Company) to Purchaser as follows:

SECTION 10. Supplements and Amendments. The Company and Purchaser may from time, to time supplement or amend this Agreement without the approval of any Warrantholders (other than Purchaser) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Purchaser may deem necessary or desirable and which the Company and Purchaser deem shall not adversely affect the interests of the Warrantholders.

SECTION 11. Successors, All the covenants and provisions of this Agreement by or for the benefit of the Company or Purchaser shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 12. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all proposes shall be governed by and construed in accordance with the laws of said State.

SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

GOLFGEAR INTERNATIONAL, INC.


By: /s/  Donald A. Anderson
Donald A. Anderson, President

BERKELEY INVESTMENT GROUP, LTD.


By: /s/  Carlos Mijares
Carlos Mijares, President

                             SCHEDULE A

                  [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993. THE WARRANTS, SHARES OR OTHER SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

            EXERCISABLE FROM 12:00 P.M. LOS ANGELES TIME,
                    ON SEPTEMBER 15, 1997 UNTIL
         11:59 P.M., LOS ANGELES TIME ON SEPTEMBER 15, 2000

                          300,000 Warrants
                        WARRANT CERTIFICATE
                    GOLFGEAR INTERNATIONAL, INC.

This Warrant Certificate certifies that Berkeley Investment Group, Ltd. ('Purchaser") or registered assigns, is the registered holder of 300,000 Warrants (the "Warrants") expiring September 15, 2000, (the "Expiration Date"), to purchase Common Stock, par value $.001 per share (the "Common Stock') of GolfGear International, Inc., a Nevada corporation (the "Company"). Each Warrant entities the holder to purchase from the Company before 11:59 p.m. (Los Angeles time) on the "Expiration Date" one fully paid and nonassessable share of the Common Stock of the Company at the initial exercise price for each Warrant, subject to adjustment in certain events (the "Exercise Price"), of $1.00 upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but only subject to the terms and conditions set forth herein and in the Warrant Agreement. As used herein, "Share" or "Shares" refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of a Warrant as provided for in the Warrant Agreement upon the happening of certain events. The Exercise,, Price and the number of Shares and classes of capital stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his or her assignee a new Warrant Certificate evidencing the number of Warrants not exercised, No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant.

No Warrant may be exercised after 11:59 P.M. (Los Angeles Time) on the Expiration Date- All Warrants evidenced hereby shall thereafter be void.

The Company may deem and treat the person(s) registered in the Company's register as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the bolder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary,

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meaning assigned to them in the Warrant Agreement.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RFLATRNG TO THE DISPOSITION OF SECURITIES.

IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed under its corporate seal.

Dated: September 15, 1997

GOLFGEAR INTERNATIONAL, INC.


By: /s/  Donald A. Anderson
Donald A. Anderson, President

                            SCHEDULE B

                 [FORM OF ELECTION TO PURCHASE]

           (To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right represented by this Shares and herewith delivers in payment for such all in accordance with the terms hereof. The undersigned requests that certificates for such Shares be registered in the name of whose address is and that such certificates be delivered to _______________________________________, whose address is
____________________________________________.  If said number of
Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Shares be registered in the name of ________________________, whose address is ________________and that such Certificates be delivered to __________________________, whose address is ____________________________________________.

Dated:

Signature:

(Signature must conform in all respects to name of holder as specified on a the face of the Warrant Certificate)

                             AMENDMENT
                                TO
              STOCK AND WARRANT PURCHASE AGREEMENT
                                AND
                         WARRANT AGREEMENT

This Amendment to the Stock and Warrant Purchase Agreement and Warrant Agreement is made effective this 15th day of February, 1998, by and between Berkeley Investment Group, Ltd. ("PURCHASER") and GolfGear International, Inc. ("SELLER"), a Nevada corporation, based on the following recitals, conditions and covenants:

WHEREAS, on or about September 15, 1998 PURCHASER AND SELLER executed a document entitled "Stock and Warrant Purchase
Agreement";

WHEREAS, on or about September 15, 1997, SELLER executed a document entitled "Warrant Agreement" in favor of PURCHASER entitling PURCHASER to purchase up to three hundred thousand
(300,000) shares of common stock of SELLER at one dollar ($ 1.00) per share;

WHEREAS, PURCHASER desires to amend the Stock and Warrant
Purchase Agreement and the Warrant Agreement;

WHEREAS, SELLER desires to amend the Stock and Warrant Purchase
Agreement and the Warrant Agreement;

WHEREAS, it is the intention of the parties to delete any demand registration lights and penalties associated with the Stock and Warrant Purchase Agreement and the Warrant Agreement; and

WHEREAS, it is the intention of the parties to grant to PURCHASER piggyback registration rights with respect to the Stock and Warrant Purchase Agreement and the Warrant Agreement.

NOW, THEREFORE, in consideration of the promises and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Amendment to Stock and Warrant Purchase Agreement.

Article 1, Paragraph 1.5 entitled "Additional Terms and
Conditions", including all subparagraphs, shall be deleted in its entirely relating to demand registration rights and penalties relating thereto. In place of Article 1, Paragraph 1.5, the following shall be inserted:

(a) Registration Rights. If, any time after the issuance of the Shares or Warrant Shares, the Company shall determine to register any of its securities either for its own account or the account of the PURCHASER, except for a registration relating solely to employee benefit plans, a registration relating solely to a Rule 145 transaction, registration statement S-8, a registration oil any registration form that would not permit secondary sales of any Common Stock issued hereunder or acquired through the exercise of the Warrant (the "Registrable Shares") or a registration filed more than five years after the date of the Shares or Warrant Shares, the Company will, in such instance: (i) promptly give to PURCHASER written notice thereof; (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in l(b) below, and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests made by PURCHASER within fifteen (15) days after the written notice from the Company described in clause (i) above is given to PURCHASER. Such written request may specify all or a part of PURCHASER's Registrable Shares.

(b) Underwritten Offering. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise PURCHASER as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of PURCHASER to registration pursuant to this Section 1.5(a) shall be conditioned upon PURCHASER's participation in such underwriting and the inclusion of PURCHASER's Registrable Shares in the underwriting to the extent provided herein. If PURCHASER proposes to distribute its securities through the underwriting, it shall (together with the Company and any other persons proposing to distribute its securities through the underwriting) enter into all underwriting agreement in customary form with the representative of the underwriter(s) selected by the Company. Notwithstanding any other provision of this Section 1.5(a), if the representative of the underwriter(s) advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise PURCHASER if PURCHASER requests to participate in the registration and the number of shares that may be included in the registration and underwriting shall be allocated: First, to the Company for securities being sold for its own account; second, among Registrable Shares held by PURCHASER who has requested inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by PURCHASER and property requested to be included at the time of filing the registration statement; and then to shares being sold for the accounts of other persons. Any Registrable Shares so excluded from the underwriting by reason of the representative's limitation shall be withdrawn from such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the representative of the underwriter(s) may round the number of shares allocated to PURCHASER or other shareholder to tile nearest 100 shares. If PURCHASER has requested inclusion in the registration does not agree to the terms of the underwriting, PURCHASER's shares may be excluded from the underwriting by written notice from the Company or the representative of the underwriter(s) and the shares so excluded shall be withdrawn from the registration. If shares are so excluded from the underwriting because of a failure to agree to its terms and the number of shares of Registrable Shares to be included in the underwriting was previously reduced as a result of marketing factors pursuant to this Section 1.5(b), then, with the permission of the representative of the underwriter(s), the Company shall offer to PURCHASER to include Registrable Shares in the underwriting, the right to include additional Registrable Shares in ail aggregate amount equal to the number of shares so excluded. The registration of such additional Registrable Shares shall be allocated to PURCHASER pro rata in accordance with the numbers of its Registrable Shares which are otherwise to be included in the registration.

(c) Registration Expenses. The Company will pay the costs and expenses incident to the performance of its obligations under this Paragraph 1.5(a), including the fees and expenses of its counsel, the fees and expenses of its accountants, and all other costs and expenses incident to the preparation, printing and filing under the Securities Act of 1933, as amended, of any such Registration Statement, each prospectus and all amendments and supplements thereof, the costs incurred in connection with the qualification of the securities under the laws of various jurisdictions (including fees and disbursements of counsel to the Company), the cost of' furnishing to PURCHASER copies of any such Registration Statement, each preliminary prospectus, the final prospectus and each amendment and supplement thereto, all expenses incident to delivery of the security to any underwriter(s), but not any underwriting commissions or discounts or non-accountable expense allowances charged to PURCHASER.

(d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5(a) prior to the registration's effectiveness, whether or not PURCHASER has elected under this
Section 1.5(a) to include shares in the registration.

2.  Net Issue Exercise

Notwithstanding any provisions in this Warrant to the contrary, in lieu of exercising this Warrant for cash, the Holder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant, to exchange, this Warrant, in whole or in part at any time or from time to time on or prior to the Expiration Date, for a number of shares of Common Stock having an aggregate fair market value on the date of such exchange equal to the difference between (i) the aggregate fair market value on the date of such exchange of the number of Warrant Shares designated by the Holder to be canceled and (ii) the aggregate Exercise Price the Holder would have paid to the Company to purchase such designated number of Warrant Shares, and, if a balance of purchasable Warrant Shares remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of Warrant Shares. No payment of any cash or other consideration shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this subsection be made, or at such later date as may be specified in such request.

3.  Amendment to Warrant Agreement and Warrant Certificate.

The Warrant Agreement and Warrant Certificate shall entitle
PURCHASER to an additional 330,000 warrants.

All other terms, conditions, and obligations of the Stock and Warrant Purchase Agreement, Warrant Agreement and Warrant
Certificate shall remain the same.

GOLFGEAR INTERNATIONAL, INC.


By: /s/  Donald A. Anderson
Donald A. Anderson, President

BERKELEY INVESTMENT GROUP, LTD.


By: /s/  Carlos Mijares
Carlos Mijares, President